UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 7, 2014, Harvard Apparatus Regenerative Technology, Inc. issued a press release announcing financial results for the three months and year ended December 31, 2013 and the details of a related conference call to be held at 11:00 AM EST on March 7, 2014. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

In addition, on the conference call noted above, Harvard Apparatus Regenerative Technology, Inc., or HART, will be providing certain operational updates with respect to its regulatory progress. On January 27, 2014, the company held a face-to-face pre-IND meeting with the FDA in Washington DC. This was the company’s first formal meeting with the FDA and began the process of seeking a BLA approval from the FDA to market its trachea transplant product in the US. On February 20, 2014, the company received FDA’s written comments on the discussions that took place. Overall the Company feels this meeting went extremely well. Key points agreed upon during the meeting included:

1.	HART will not need to perform either chronic toxicity or carcinogenicity studies on the scaffold prior to obtaining an IND to initiate a U.S. clinical trial. This will save the company considerable time as such long-term testing can add many months to pre-clinical development.
2.	HART will not be required to develop a potency assay for the cells on the scaffold prior to obtaining an IND. This will also save the company considerable time as developing potency assays is typically the longest aspect of assay development for biological products. However, the company will need to develop a potency assay during the clinical trials to support the BLA approval.
3.	HART will focus almost exclusively on a large animal model for testing the actual human-sized scaffolds. This will also save the company time as validating the use of a small-animal model with a scaled down scaffold would have been challenging.

The company is now developing the detailed pre-clinical plan and do not yet have a forecast of when it would submit the IND request to the FDA. Once the company has this it will disclose it publicly, however we have not changed our forecast as the end of 2017 for FDA approval of our product.

In addition to the pre-IND meeting, the company submitted our Orphan Biologics application to the FDA. Orphan biologics designation grants the sponsor a 7-year exclusivity for marketing in the US once the BLA is approved. It is allowed if the product addresses a market of less than 200,000 patients per year. FDA accepted that the company’s product will treat less than 200,000 patients per year but requested that the company submit clinical follow-up data on the patients treated with its product. The company is currently gathering that data and will be submitting it to FDA in the near future.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press release of Harvard Apparatus Regenerative Technology, Inc., issued on March 7, 2014.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

March 7, 2014	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Apparatus Regenerative Technology, Inc. on March 7, 2014.